 Exhibit (a)(1)(D)
Offer To Purchase
All Outstanding Shares of Common Stock
of
DECIBEL THERAPEUTICS, INC.
a Delaware corporation
at
$4.00 per share, payable in cash,
plus one non-tradeable contingent value right (“CVR”) per share, which represents the contractual right to receive contingent payments of up to $3.50 per share in cash upon the achievement of certain specified milestones within specified time periods
Pursuant to the Offer to Purchase dated August 25, 2023
by
SYMPHONY ACQUISITION SUB, INC.
a wholly owned subsidiary of
REGENERON PHARMACEUTICALS, INC.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
THE END OF THE DAY, ONE MINUTE AFTER 11:59 P.M., EASTERN TIME,
ON SEPTEMBER 22, 2023, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED
(SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).
August 25, 2023
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated August 25, 2023 (which we refer to as the “Offer to Purchase”), and the related Letter of Transmittal (which we refer to as the “Letter of Transmittal” and which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitutes, and we refer to as, the “Offer”) in connection with the offer by Symphony Acquisition Sub, Inc., a Delaware corporation (which we refer to as “Purchaser”) and a wholly owned subsidiary of Regeneron Pharmaceuticals, Inc., a New York corporation (which we refer to as “Regeneron”), to purchase, subject to certain conditions, including the satisfaction of the Minimum Condition, as defined in the Offer to Purchase, any and all of the outstanding shares of common stock, par value $0.001 per share (which we refer to as the “Shares”), of Decibel Therapeutics, Inc., a Delaware corporation (which we refer to as “Decibel”), in exchange for $4.00 per Share, payable in cash, without interest and subject to reduction for any applicable withholding taxes (which we refer to as the “Cash Consideration”), plus one non-tradeable contractual contingent value right per Share that entitles the holder to receive up to an aggregate of $3.50 per contingent value right payable in cash, without interest and subject to reduction for any applicable withholding taxes, upon the achievement of certain clinical development and regulatory milestones for Decibel’s lead investigational candidate, DB-OTO, within specified time periods and in accordance with the terms and subject to the conditions of a contingent value rights agreement (each, a “CVR,” and which agreement, as it may be amended from time to time, we refer to as the “CVR Agreement”) to be entered into with a rights agent (the “Rights Agent”) mutually agreeable to Regeneron and Decibel, upon the terms and subject to the conditions of the Offer.
THE BOARD OF DIRECTORS OF DECIBEL HAS RECOMMENDED THAT STOCKHOLDERS TENDER ALL OF THEIR SHARES TO PURCHASER PURSUANT TO THE OFFER.
We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.
Please note carefully the following:
1.   The consideration in the Offer is $4.00 per Share, payable in cash, plus one non-tradeable contractual CVR per Share that entitles the holder to receive up to an aggregate of $3.50 per CVR payable in cash, without interest and subject to reduction for any applicable withholding taxes, upon the achievement of certain clinical development and regulatory milestones for Decibel’s lead investigational candidate, DB-OTO, within specified time periods and in accordance with the terms and subject to the conditions of a CVR Agreement to be entered into with the Rights Agent, upon the terms and subject to the conditions of the Offer.
2.   The Offer is being made for all outstanding Shares.
3.   The Offer is being made in connection with the Agreement and Plan of Merger, dated as of August 8, 2023 (which, together with any amendments or supplements thereto, we refer to as the “Merger Agreement”), among Decibel, Regeneron, and Purchaser, pursuant to which, after the consummation of the Offer and subject to the satisfaction or waiver of certain conditions and if an Offer Termination has not occurred, Purchaser will be merged with and into Decibel (which we refer to as the “Merger”) without a vote of the stockholders of Decibel in accordance with Section 251(h) of the General Corporation Law of the State of Delaware, with Decibel continuing as the surviving corporation and thereby becoming a wholly owned subsidiary of Regeneron.
4.   The Offer and withdrawal rights will expire at the end of the day, one minute after 11:59 p.m., Eastern Time, on September 22, 2023, unless the Offer is extended by Purchaser or earlier terminated.
5.   The Offer is not subject to any financing condition. The Offer is subject to the conditions described in Section 15 of the Offer to Purchase.
6.   Tendering stockholders who are record owners of their Shares and who tender directly to Computershare (the “Depository”) will not be obligated to pay brokerage fees, commissions or similar expenses or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.
If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.
Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.
The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction. In those jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM
With Respect to the Offer to Purchase
All Outstanding Shares of Common Stock
of
DECIBEL THERAPEUTICS, INC.
a Delaware corporation
at
$4.00 per share, payable in cash,
plus one non-tradeable contingent value right (“CVR”) per share, which represents the contractual right to receive contingent payments of up to $3.50 per share in cash upon the achievement of certain specified milestones within specified time periods
Pursuant to the Offer to Purchase dated August 25, 2023
by
SYMPHONY ACQUISITION SUB, INC.
a wholly owned subsidiary of
REGENERON PHARMACEUTICALS, INC.
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 25, 2023 (which we refer to as the “Offer to Purchase”), and the related Letter of Transmittal (which we refer to as the “Letter of Transmittal” and which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitutes, and we refer to as, the “Offer”), in connection with the offer by Symphony Acquisition Sub, Inc., a Delaware corporation (which we refer to as “Purchaser”) and a wholly owned subsidiary of Regeneron Pharmaceuticals, Inc., a New York corporation, to purchase, subject to certain conditions, including the satisfaction of the Minimum Condition, as defined in the Offer to Purchase, any and all of the outstanding shares of common stock, par value $0.001 per share (which we refer to as the “Shares”), of Decibel Therapeutics, Inc., a Delaware corporation, in exchange for $4.00 per Share, payable in cash, without interest and subject to reduction for any applicable withholding taxes, plus one non-tradeable contractual CVR per Share that entitles the holder to receive up to an aggregate of $3.50 per CVR payable in cash, without interest and subject to reduction for any applicable withholding taxes, upon the achievement of certain clinical development and regulatory milestones for Decibel’s lead investigational candidate, DB-OTO, within specified time periods and in accordance with the terms and subject to the conditions of a contingent value rights agreement to be entered into with a rights agent mutually agreeable to Regeneron and Decibel, upon the terms and subject to the conditions of the Offer.
The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf will be determined by Purchaser and such determination shall be final and binding.

ACCOUNT NUMBER:
NUMBER OF SHARES BEING TENDERED
HEREBY:     SHARES*
The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date (as defined in the Offer to Purchase).
Dated:	Signature(s)
Please Print Name(s)
Address:	(Include Zip Code)
Area code and Telephone no.
Tax Identification or Social Security No.
*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.